POWER OF ATTORNEY

          That each of the undersigned officers and directors of The Gabelli Equity Trust Inc., a corporation formed under the laws of the State of Maryland (the "Company"), do constitute and appoint Bruce N. Alpert, his true and lawful attorney and agent, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or director, Registration Statements on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company, the registration or offering of the Company's common shares, par value $.001 per share, or the registration or offering of the Company's preferred shares, par value $.001 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent, or any of them, may do or cause to be done by virtue of these presents.

          This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 18th day of April, 2002.


/s/ Mario J. Gabelli                        /s/ Arthur V. Ferrara
----------------------------                ------------------------
Mario J. Gabelli                            Arthur V. Ferrara
President, Chief Investment                 Director
Officer and Director



/s/ Thomas E. Bratter
---------------------------                 ------------------------
Thomas E. Bratter                           Karl Otto Pohl
Director                                    Director


/s/ Anthony J. Colavita                     /s/ Anthony R. Pustorino
----------------------------                ------------------------
Anthony J. Colavita                         Anthony R. Pustorino
Director                                    Director


/s/ James P. Conn                           /s/ Salvatore J. Zizza
----------------------------                ------------------------
James P. Conn                               Salvatore J. Zizza
Director                                    Director


/s/ Frank J. Fahrenkopf, Jr.
----------------------------
Frank J. Fahrenkopf, Jr.
Director